CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2022 OPERATING RESULTS

Houston, Texas (April 28, 2022) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2022. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2022 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended
	March 31
Per Diluted Share	2022	2021
EPS	$0.76	$0.31
FFO	$1.50	$1.24
AFFO	$1.37	$1.12

	Quarterly Growth	Sequential Growth
Same Property Results	1Q22 vs. 1Q21	1Q22 vs. 4Q21
Revenues	11.1%	2.6%
Expenses	3.8%	6.3%
Net Operating Income ("NOI")	15.5%	0.6%

Same Property Results	1Q22	1Q21	4Q21
Occupancy	97.1%	95.9%	97.1%

For 2022, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2021, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	April 2022*	April 2021	1Q22	1Q21
New Lease Rates	14.7%	4.5%	15.8%	(1.0)%
Renewal Rates	14.1%	4.8%	13.2%	3.3%
Blended Rates	14.4%	4.6%	14.4%	1.0%

New Lease and Renewal Data - Date Effective (2)	April 2022*	April 2021	1Q22	1Q21
New Lease Rates	14.8%	1.7%	16.1%	(2.6)%
Renewal Rates	13.2%	3.1%	14.1%	2.8%
Blended Rates	14.0%	2.3%	15.1%	(0.1)%

*Data as of April 24, 2022
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy and Turnover Data	April 2022*	April 2021	1Q22	1Q21
Occupancy	96.9%	96.5%	97.1%	95.9%
Annualized Gross Turnover	39%	47%	41%	45%
Annualized Net Turnover	35%	37%	36%	35%

*Data as of April 24, 2022

Development Activity
During the quarter, lease-up was completed at Camden Lake Eola in Orlando, FL and leasing continued at Camden Hillcrest in San Diego, CA.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 4/24/2022
Camden Hillcrest	San Diego, CA	132	$90.8	55%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/24/2022
Camden Buckhead	Atlanta, GA	366	$163.5	81%
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham (a)	Durham, NC	420	145.0
Total		1,839	$628.5

(a) Revised project scope now includes an additional 66 apartment homes being developed on land.

Acquisition/Disposition Activity
During the quarter, Camden acquired a 15.9-acre land parcel in Richmond, TX for future development purposes. Subsequent to quarter-end, the Company acquired two land parcels for a combined acreage of 42.6 in Charlotte, NC for future development purposes.

The Company also disposed of a 245-apartment home community in Largo, MD during the quarter for approximately $71.9 million.

In April 2022, Camden purchased the remaining 68.7% ownership interests in two discretionary Funds for cash consideration of approximately $1.1 billion, after adjusting for our assumption of approximately $514 million of existing secured mortgage debt of the Funds, which remained outstanding. The Company now owns 100% of the interests in 7,247 apartment homes.

Capital Markets Transactions
During the quarter, the Company issued 159,368 common shares through its at-the-market (“ATM”) share offering program at an average price of $165.01 per share, for total net proceeds of approximately $26.2 million. Subsequent to quarter-end, Camden issued 2,900,000 common shares in a public equity offering and received approximately $490.3 million in net proceeds. The Company used the net proceeds to reduce borrowings under its $900 million unsecured line of credit.

Liquidity Analysis
As of March 31, 2022, Camden had approximately $1.5 billion of liquidity comprised of approximately $1.1 billion in cash and cash equivalents, and $385.4 million availability under its unsecured credit facility. Subsequent to quarter-end, the Company used all cash on-hand to fund the acquisition of the remaining 68.7% ownership interests of the two discretionary Funds discussed above. At quarter-end, the Company had $182.3 million left to fund under its existing wholly-owned development pipeline and no scheduled debt maturities until 3Q22.

Earnings Guidance
Camden updated its earnings guidance for 2022 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2022 as detailed below. Expected EPS excludes, gains, if any, from real estate transactions not completed by quarter end.

	2Q22	2022	2022 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.09 - $0.13	$1.25 - $1.49	$1.37	$1.80	$(0.43)
FFO	$1.60 - $1.64	$6.39 - $6.63	$6.51	$6.24	$0.27

		2022	2022 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		9.50% - 11.00%	10.25%	8.75%	1.50%
Expenses		3.70% - 4.70%	4.20%	3.00%	1.20%
NOI		12.50% - 15.00%	13.75%	12.00%	1.75%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2022 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, April 29, 2022 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 2141538
Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=72CIXemn

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 170 properties containing 58,055 apartment homes across the United States. Upon completion of 5 properties currently under development, the Company’s portfolio will increase to 59,894 apartment homes in 175 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 15 consecutive years, most recently ranking #26.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING DATA

Property revenues (a)	$311,359	$267,568

Property expenses
Property operating and maintenance	70,437	63,479
Real estate taxes	39,873	37,453
Total property expenses	110,310	100,932

Non-property income
Fee and asset management	2,450	2,206
Interest and other income	2,131	332
Income/(loss) on deferred compensation plans	(7,497)	3,626
Total non-property income/(loss)	(2,916)	6,164

Other expenses
Property management	7,214	6,124
Fee and asset management	1,175	1,132
General and administrative	14,790	14,222
Interest	24,542	23,644
Depreciation and amortization	113,138	93,141
Expense/(benefit) on deferred compensation plans	(7,497)	3,626
Total other expenses	153,362	141,889

Gain on sale of operating property	36,372	—
Equity in income of joint ventures	3,048	1,914
Income from continuing operations before income taxes	84,191	32,825
Income tax expense	(590)	(352)
Net income	83,601	32,473
Less income allocated to non-controlling interests	(2,856)	(1,126)
Net income attributable to common shareholders	$80,745	$31,347

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$83,601	$32,473
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	369	373
Comprehensive income	83,970	32,846
Less income allocated to non-controlling interests	(2,856)	(1,126)
Comprehensive income attributable to common shareholders	$81,114	$31,720

PER SHARE DATA

Total earnings per common share - basic	$0.77	$0.31
Total earnings per common share - diluted	0.76	0.31

Weighted average number of common shares outstanding:
Basic	105,336	99,547
Diluted	106,152	99,621

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2022, we recognized $311.4 million of property revenue which consisted of approximately $277.0 million of rental revenue and approximately $34.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $267.6 million recognized for the three months ended March 31, 2021, made up of approximately $235.8 million of rental revenue and approximately $31.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $8.3 million and $7.7 million for the three months ended March 31, 2022 and 2021, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$80,745	$31,347
Real estate depreciation and amortization	110,537	90,707
Adjustments for unconsolidated joint ventures	2,709	2,599
Income allocated to non-controlling interests	2,856	1,126
Gain on sale of operating property	(36,372)	—
Funds from operations	$160,475	$125,779

Less: recurring capitalized expenditures (a)	(14,251)	(12,680)

Adjusted funds from operations	$146,224	$113,099

PER SHARE DATA
Funds from operations - diluted	$1.50	$1.24
Adjusted funds from operations - diluted	1.37	1.12
Distributions declared per common share	0.94	0.83

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	107,025	101,341

PROPERTY DATA
Total operating properties (end of period) (b)	170	167
Total operating apartment homes in operating properties (end of period) (b)	58,055	56,851
Total operating apartment homes (weighted average)	50,935	49,439

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
ASSETS
Real estate assets, at cost
Land	$1,343,209	$1,349,594	$1,317,431	$1,285,634	$1,233,937
Buildings and improvements	8,651,674	8,624,734	8,536,620	8,288,865	7,863,707
	9,994,883	9,974,328	9,854,051	9,574,499	9,097,644
Accumulated depreciation	(3,436,969)	(3,358,027)	(3,319,206)	(3,219,085)	(3,124,504)
Net operating real estate assets	6,557,914	6,616,301	6,534,845	6,355,414	5,973,140
Properties under development, including land	488,100	474,739	428,622	443,100	541,958
Investments in joint ventures	13,181	13,730	17,788	18,415	18,800
Total real estate assets	7,059,195	7,104,770	6,981,255	6,816,929	6,533,898
Accounts receivable – affiliates	13,258	18,664	18,686	19,183	19,502
Other assets, net (a)	254,763	234,370	252,079	241,687	213,126
Cash and cash equivalents	1,129,716	613,391	428,226	374,556	333,402
Restricted cash	5,778	5,589	5,321	4,762	4,105
Total assets	$8,462,710	$7,976,784	$7,685,567	$7,457,117	$7,104,033

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,671,309	$3,170,367	$3,169,428	$3,168,492	$3,167,557
Accounts payable and accrued expenses	169,973	191,651	191,648	155,057	159,111
Accrued real estate taxes	36,988	66,673	88,116	66,696	33,155
Distributions payable	100,880	88,786	87,919	86,689	84,282
Other liabilities (b)	197,021	193,052	194,634	193,975	185,852
Total liabilities	4,176,171	3,710,529	3,731,745	3,670,909	3,629,957

Equity
Common shares of beneficial interest	1,127	1,126	1,114	1,098	1,070
Additional paid-in capital	5,396,267	5,363,530	5,180,783	4,953,703	4,588,056
Distributions in excess of net income attributable to common shareholders	(848,074)	(829,453)	(954,880)	(897,761)	(842,628)
Treasury shares	(329,521)	(333,974)	(334,066)	(334,161)	(335,511)
Accumulated other comprehensive loss (c)	(3,370)	(3,739)	(4,266)	(4,638)	(5,010)
Total common equity	4,216,429	4,197,490	3,888,685	3,718,241	3,405,977
Non-controlling interests	70,110	68,765	65,137	67,967	68,099
Total equity	4,286,539	4,266,255	3,953,822	3,786,208	3,474,076
Total liabilities and equity	$8,462,710	$7,976,784	$7,685,567	$7,457,117	$7,104,033

(a) Includes net deferred charges of:	$693	$969	$1,336	$1,655	$2,031

(b) Includes deferred revenues of:	$384	$334	$208	$232	$256

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2022	2021
Net income attributable to common shareholders	$80,745	$31,347
Real estate depreciation and amortization	110,537	90,707
Adjustments for unconsolidated joint ventures	2,709	2,599
Income allocated to non-controlling interests	2,856	1,126
Gain on sale of operating property	(36,372)	—
Funds from operations	$160,475	$125,779

Less: recurring capitalized expenditures	(14,251)	(12,680)

Adjusted funds from operations	$146,224	$113,099

Weighted average number of common shares outstanding:
EPS diluted	106,152	99,621
FFO/AFFO diluted	107,025	101,341

	Three Months Ended March 31,
	2022	2021
Total Earnings Per Common Share - Diluted	$0.76	$0.31
Real estate depreciation and amortization	1.02	0.89
Adjustments for unconsolidated joint ventures	0.03	0.03
Income allocated to non-controlling interests	0.03	0.01
Gain on sale of operating property	(0.34)	—
FFO per common share - Diluted	$1.50	$1.24

Less: recurring capitalized expenditures	(0.13)	(0.12)

AFFO per common share - Diluted	$1.37	$1.12

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, from real estate transactions not sold as of quarter close due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	2Q22	Range	2022	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.09	$0.13	$1.25	$1.49
Expected real estate depreciation and amortization	1.50	1.50	5.38	5.38
Expected adjustments for unconsolidated joint ventures	—	—	0.03	0.03
Expected income allocated to non-controlling interests	0.01	0.01	0.07	0.07
Reported (gain) on sale of operating properties	—	—	(0.34)	(0.34)
Expected FFO per share - diluted	$1.60	$1.64	$6.39	$6.63

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2022	2021
Net income	$83,601	$32,473
Less: Fee and asset management income	(2,450)	(2,206)
Less: Interest and other income	(2,131)	(332)
Less: Income/(loss) on deferred compensation plans	7,497	(3,626)
Plus: Property management expense	7,214	6,124
Plus: Fee and asset management expense	1,175	1,132
Plus: General and administrative expense	14,790	14,222
Plus: Interest expense	24,542	23,644
Plus: Depreciation and amortization expense	113,138	93,141
Plus: Expense/(benefit) on deferred compensation plans	(7,497)	3,626
Less: Gain on sale of operating property	(36,372)	—
Less: Equity in income of joint ventures	(3,048)	(1,914)
Plus: Income tax expense	590	352
NOI	$201,049	$166,636

"Same Property" Communities	$181,278	$156,996
Non-"Same Property" Communities	16,677	5,286
Development and Lease-Up Communities	915	21
Other	2,179	4,333
NOI	$201,049	$166,636

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, as well as income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2022	2021
Net income attributable to common shareholders	$80,745	$31,347
Plus: Interest expense	24,542	23,644
Plus: Depreciation and amortization expense	113,138	93,141
Plus: Income allocated to non-controlling interests	2,856	1,126
Plus: Income tax expense	590	352
Less: Gain on sale of operating property	(36,372)	—
Less: Equity in income of joint ventures	(3,048)	(1,914)
Adjusted EBITDA	$182,451	$147,696
Annualized Adjusted EBITDA	$729,804	$590,784

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2022	2021
Unsecured notes payable	$3,337,661	$3,167,246
Total debt	3,337,661	3,167,246
Less: Cash and cash equivalents	(690,159)	(289,901)
Net debt	$2,647,502	$2,877,345

Net Debt to Annualized Adjusted EBITDA:

	Three months ended March 31,
	2022	2021
Net debt	$2,647,502	$2,877,345
Annualized Adjusted EBITDA	729,804	590,784
Net Debt to Annualized Adjusted EBITDA	3.6x	4.9x